UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act Of 1934

Filed by the Registrant  ☒                                         Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

FIRST M&F CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.)	Title of each class of securities to which transaction applies:

2.)	Aggregate number of securities to which transaction applies:

3.)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.)	Proposed maximum aggregate value of transaction:

5.)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of filing.

1.)	Amount previously paid:

2.)	Form, Schedule or Registration Statement No.:

3.)	Filing Party:

4.)	Date Filed:

FIRST M&F CORPORATION
Post Office Box 520
KOSCIUSKO, MISSISSIPPI  39090

March 17, 2010

Dear Shareholder:

Enclosed you will find a 2009 Annual Report for First M&F Corporation, a Notice of the Annual Shareholders’ Meeting for 2010, a Proxy Statement, and a proxy.

This institution is grateful for the loyalty and support of you, our friends and shareholders. The Annual Shareholders’ Meeting is to be held on Wednesday, April 14, 2010, at 1:30 P.M. at the Mary Ricks Thornton Cultural Center, located at the corner of East Washington Street and North Huntington Street, Kosciusko, Mississippi. We encourage you to mark this date on your calendar and make plans to attend, and share further in the affairs of your corporation.

I urge you to complete the enclosed proxy promptly and return it in the enclosed self-addressed postage paid envelope, even if you plan to attend the meeting. You may also vote by telephone or over the Internet. If you attend the meeting, you may withdraw your proxy and vote in person.

First M&F Corporation’s audited financial statements and other required disclosures are included in the enclosed First M&F Corporation Annual Report to shareholders.

You may review an electronic copy of the First M&F Corporation 2010 Proxy Statement and our 2009 Annual Report online at www.cfpproxy.com/4640.

We look forward to seeing you at the Annual Meeting.

Sincerely yours,

FIRST M&F CORPORATION

/s/ Hugh S. Potts, Jr.
Hugh S. Potts, Jr.
Chairman and Chief Executive Officer

FIRST M&F CORPORATION
Post Office Box 520
KOSCIUSKO, MISSISSIPPI  39090

March 17, 2010

NOTICE OF ANNUAL SHAREHOLDERS’ MEETING

To the Shareholders of
First M&F Corporation
Kosciusko, Mississippi  39090

NOTICE IS HEREBY GIVEN that, pursuant to call of its Directors and in compliance with the Bylaws, the regular annual meeting of shareholders of the FIRST M&F CORPORATION (the “Company”), KOSCIUSKO, MISSISSIPPI, will be held at the Mary Ricks Thornton Cultural Center at 204 North Huntington Street, Kosciusko, Mississippi, on Wednesday, April 14, 2010, at 1:30 P.M. for the purpose of considering and voting on:

1.	The election of four (4) persons listed in the Proxy Statement dated March 17, 2010, accompanying this notice, as members of the Board of Directors for terms of three (3) years.

2.	Proposal to amend our articles of incorporation to increase the number of authorized shares of common stock from 15,000,000 shares to 50,000,000 shares.

3.	The following advisory (non-binding) proposal:

“Resolved, that the shareholders approve the compensation of the Chief Executive Officer and the four other highest paid executive officers of the Company as set forth under the heading ‘COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS’ in the 2010 Proxy Statement, including the compensation discussion and analysis, the compensation tables and any related material.”

4.	Whatever other business may be properly brought before the meeting or any adjournment thereof.

Whether or not you contemplate attending the meeting, it is requested that you complete and return the enclosed proxy as soon as possible. You may also vote by telephone or over the Internet. If you attend the meeting, you may withdraw your proxy and vote in person.

Only those shareholders of record at the close of business on February 24, 2010 shall be entitled to notice of and to vote at this meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 14, 2010. The 2010 Proxy Statement and the Annual Report to Shareholders for the year ended December 31, 2009 are also available at www.cfpproxy.com/4640.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Hugh S. Potts, Jr.
Hugh S. Potts, Jr.
Chairman and Chief Executive Officer
Dated and mailed at
Cranford, New Jersey
On or about March 17, 2010

FIRST M&F CORPORATION
TABLE OF CONTENTS
Page
ELECTION OF DIRECTORS (Item 1)	2

INFORMATION CONCERNING NOMINEES AND DIRECTORS	3

EXECUTIVE OFFICERS	7

CODE OF ETHICS	8

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	8

PRINCIPAL SHAREHOLDER	8

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	9

COMPENSATION DISCUSSION AND ANALYSIS	9

COMPENSATION COMMITTEE REPORT	16

SUMMARY COMPENSATION TABLE	17

GRANTS OF PLAN-BASED AWARDS TABLE	20

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE	20

OPTION EXERCISES AND STOCK VESTED TABLE	20

PENSION BENEFITS TABLE	21

NONQUALIFIED DEFERRED COMPENSATION TABLE	21

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS	21

DIRECTOR COMPENSATION TABLE	22

INDEPENDENT PUBLIC ACCOUNTANTS AND FEES	24

RELATED-PARTY TRANSACTIONS	24

COMMITTEES OF THE BOARD OF DIRECTORS	25

BOARD STRUCTURE	25

REPORT OF THE AUDIT COMMITTEE	26

PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 15,000,000 SHARES TO 50,000,000 SHARES (Item 2)	27

ADVISORY VOTE ON COMPENSATION OF EXECUTIVE OFFICERS (Item 3)	29

OTHER MATTERS	29

PROPOSALS FOR 2011 ANNUAL MEETING	29

Appendix A	A-1

FIRST M&F CORPORATION
Post Office Box 520
KOSCIUSKO, MISSISSIPPI  39090

 PROXY STATEMENT

DATED MARCH 17, 2010

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
APRIL 14, 2010

SOLICITATION BY BOARD OF DIRECTORS OF FIRST M&F CORPORATION

This statement is furnished to the shareholders of First M&F Corporation (the “Company”) in connection with the solicitation by the Board of Directors of Proxies to be voted at the Annual Meeting of Shareholders to be held at the Mary Ricks Thornton Cultural Center at 204 North Huntington Street, Kosciusko, Mississippi, on Wednesday, April 14, 2010, at 1:30 P. M., local time or any adjournment (s) thereof, for the matters set out in the foregoing notice of Annual Shareholders’ Meeting. The approximate date on which this Proxy Statement and form of proxy are first being sent or given to shareholders is March 17, 2010.

Only those shareholders of record on the books of the Company at the close of business on February 24, 2010, (the “Record Date”) are entitled to notice of and to vote at the meeting. On that date, the Company had outstanding of record 9,146,346 shares of common stock. Each share is entitled to one (1) vote. In the election of Directors, each shareholder has cumulative voting rights, so that a shareholder may vote the number of shares owned by him for as many persons as there are Directors to be elected, or he may multiply the number of shares by the number of Directors to be elected and allocate the resulting votes to one or any number of candidates. For example, if the number of Directors to be elected is five (5), a shareholder owning ten (10) shares may cast ten (10) votes for each of five (5) nominees, or cast 50 votes for any one (1) nominee or allocate the fifty (50) votes among several nominees.

The cost of soliciting proxies from shareholders will be borne by the Company. The initial solicitation will be by mail. Thereafter, proxies may be solicited by Directors, officers and regular employees of the Company, by means of telephone, telegraph or personal contact, but without additional compensation therefore. The Company will reimburse brokers and other persons holding shares as nominees for their reasonable expenses in sending proxy soliciting material to the beneficial owners.

Any shareholder giving a proxy has the right to revoke it anytime before it is exercised. A shareholder may revoke his proxy (1) by personally appearing at the Annual Meeting, (2) by written notification to the Company which is received prior to the exercise of the proxy or (3) by a subsequent proxy executed by the person executing the prior proxy and presented at the Annual Meeting. All properly executed proxies, if not revoked, will be voted as directed on all matters proposed by the Board of Directors. If no specific instructions are given, proxies which are signed and returned will be voted FOR the election of all Director nominees, FOR approval to increase the authorized shares of common stock and FOR approval of the compensation of the Chief Executive Officer and the named executive officers.

The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of Common Stock outstanding on February 24, 2010, and entitled to vote, will constitute a quorum. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the meeting. Broker non-votes and shareholder abstentions are not counted in determining whether or not a matter has been approved by shareholders.

The 2009 Annual Report to shareholders of the Company is enclosed for the information of the shareholders.

Election Of Directors
(Item 1)

The Board of Directors of the Company is divided into three (3) classes – Class I, Class II and Class III. Each class consists of four (4) to six (6) Directors. The term of Class II Directors expires at the 2010 Annual Meeting. The term of Class III Directors expires at the 2011 Annual Meeting. The term of Class I Directors expires at the 2012 Annual Meeting.

The Board of Directors has nominated Michael L. Nelson, Hugh S. Potts, Jr., Samuel B. Potts and Scott M. Wiggers for election as Class II Directors to serve until the 2013 Annual Meeting. Toxey Hall, III, Michael L. Nelson, Hugh S. Potts, Jr., Samuel B. Potts, Michael W. Sanders and Scott M. Wiggers are currently serving as Class II Directors.

Unless authority is expressly withheld, the proxy holders will vote the proxies received by them for the four (4) nominees listed above, reserving the right, however, to cumulate their votes and distribute them among the nominees, in their discretion. Although each nominee has consented to being named in this Proxy Statement and to serve if elected, if any nominee should prior to the Annual Meeting decline or become unable to serve as a Director, the proxies will be voted by the proxy holders for such other persons as may be designated by the present Board of Directors.

Pursuant to Mississippi Law and the Company’s Bylaws, directors are elected by a plurality of the votes cast in the election of Directors. A “plurality” means that the individuals with the largest number of favorable votes are elected as Director, up to the maximum number of Directors to be chosen at the meeting.

The Board of Directors recommends a vote FOR the election of Michael L. Nelson, Hugh S. Potts, Jr., Samuel B. Potts and Scott M. Wiggers as Class II directors.

INFORMATION CONCERNING NOMINEES AND DIRECTORS

The following tables set forth for each nominee and each director whose term continues after the meeting his or her age, a brief description of his or her principal occupation and business experience during the last 5 years, a description of the experience, skills and other attributes that qualify the individual as a director for the registrant, how long he or she has been a director of the Company, and certain other directorships held in public companies. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. The number of shares of common stock used to calculate the percentage ownership of each listed person also includes shares underlying options held by such person that are exercisable within sixty (60) days of January 31, 2010.

Nominees: Class II, Term to Expire 2013

Name, Age	Positions & Offices With Company and/or Employment, Qualifications, and Directorships
Michael L. Nelson, 66
Mr. Nelson has been the President of M. Nelson & Associates, Inc. since April 2001.

Qualifications include work as a strategic planning consultant from January 2000 to April 2001 and service as President of the Forsythe Solutions Group, a technology and business services company, until January 2000.

He has been a director of the Company since 2004.

Hugh S. Potts, Jr., 65
Mr. Potts has been the Chairman of the Board and CEO of the Company since 1994.

Qualifications include service as Chairman and CEO since 1994, Vice Chairman of the Company from 1983 to 1993 and Vice President of the Company from 1979 to 1983. Mr. Potts has served at the director and executive levels of the Company since 1979.

He has been a director of the Company since 1979.

Samuel B. Potts, 31
Mr. Potts has been the Vice President-Corporate Planning, Performance & Risk Management for M&F Bank since July 2008. Mr. Potts was a Vice President in Commercial Lending of M&F Bank from March 2004 to July 2008.

Qualifications include the noted five year service history with the Company as well as serving as a Credit Review Officer with M&F Bank from June 2003 to February 2004. Between February 2002 and May 2003, he was employed with Regions Bank as a Management Associate.

He has been a director of the Company since 2007.

Scott M. Wiggers, 65
Mr. Wiggers retired from his positions as Vice Chairman of the Company and M&F Bank and as President of the Company on December 31, 2009. Mr. Wiggers was named Vice-Chairman of the Board in December 2008. Mr. Wiggers was the President of the Company beginning in 1988. He also served as the Chief Operating Officer and Corporate President of M&F Bank until December 2008.

Mr. Wiggers’ qualifications include the noted service with the Company which spans over 30 years. Prior to that he was an examiner with the FDIC.

He has been a director of the Company since 1983.

Directors: Class II, Term to Expire 2010

Name, Age	Positions & Offices With Company and/or Employment, Qualifications, and Directorships
Toxey Hall, III, 70
Mr. Hall has been retired for over five years and is the former President of Thomas-Walker-Lacey, a retail discount store.

He has been a director of the Company since 1984.

He is a member of the Audit Committee of the Board of Directors.

Michael W. Sanders, 67
Mr. Sanders has been the President and CEO of Jimmy Sanders, Inc., a company involved in the sale of seed, grain, chemicals and fertilizer for over five years.

He has been a director of the Company since 2000.

Directors: Class III, Term to Expire 2011

Name, Age	Positions & Offices With Company and/or Employment, Qualifications, and Directorships
Hollis C. Cheek, 64
Mr. Cheek has been the President of J.C. Cheek Contractors, Inc., as well as a Member of Techno Catch, LLC in excess of five years.

His qualifications include extensive business experience with J.C. Cheek Contractors and its affiliates. Mr. Cheek has also served in public capacities as a Mississippi state senator and on the Small Business Advisory Board of the U.S. Department of Energy.

He has been a director of the Company since 2004.

He is a member of the Audit Committee of the Board of Directors.

Jon A. Crocker, 67
Mr. Crocker is currently retired.

His qualifications include work as a Business Development Officer for M&F Bank from 1999 to 2005. He also served as the Chairman and CEO of the M&F Bank branch in Bruce, Mississippi from 1995 to 1999. Mr. Crocker was Chairman and CEO of Farmers and Merchants Bank in Bruce, Mississippi prior to its acquisition by the Company in 1995.

He has been a director of the Company since 1996.

J. Marlin Ivey, 73
Mr. Ivey has been the President of Ivey National Corporation, a holding company for various businesses, in excess of five years.

His qualifications include experience as a founder, director and the President of Ivey Mechanical Company, a commercial mechanical contractor with extensive business across the southeastern United States.

He has been a director of the Company since 1979.

He is a member of the Audit Committee of the Board of Directors.

Otho E. Pettit, Jr., 59
Mr. Pettit is Of Counsel with the Dorrill and Pettit law firm.

His qualifications include experience as an attorney with extensive real estate-related expertise.

He has been a director of the Company since 1993.

Directors: Class III, Term to Expire 2011

Name, Age	Positions & Offices With Company and/or Employment, Qualifications, and Directorships
Charles W. Ritter, Jr., 76
Mr. Ritter is the former President of The Attala Company, a feed manufacturing company.

His qualifications include extensive experience as the President of The Attala Company.

He has been a director of the Company since 1979.

He is a member of the Audit Committee of the Board of Directors.

Mr. Ritter is a Director of Sanderson Farms, Inc., which is a publicly traded company.

L.F. Sams, Jr., 71
Mr. Sams is a shareholder of Mitchell, McNutt & Sams, P.A., a law firm.

His qualifications include experience as a practicing attorney. He was also a director of Community Federal Bancorp prior to its acquisition by the Company in 1999.

He has been a director of the Company since 2000.

Directors: Class I, Term to Expire 2012

Name, Age	Positions & Offices With Company and/or Employment, Qualifications, and Directorships
Jeffrey B. Lacey, 47
Mr. Lacey has been the President and Chief Banking Officer of M&F Bank since December 2008. Prior to this he was the President of the Rankin County, Mississippi branch operations from March 2002.

His qualifications include experience as a loan officer and as the local President of the Kosciusko branch of the Bank and the Rankin County branches of the Bank.

He has been a director of the Company since 2009.

John Clark Love, III, 37
Mr. Love is a Principal in JSL Holdings, LLC. He is also a Principal in Greengate Capital, LLC and Greengate Partners, LLC. Mr. Love is the founder and former CEO of Lanworth, Inc., a timber management technological organization. Previous to beginning this company in 2000, he worked in software development for both DuoDesign LLC and Accenture.

His qualifications include experience founding and running of Lanworth, Inc., beginning with securing its private equity funding in 2000 and launching the company.

Mr. Love has been a director of the Company since 2008.

Mr. Love is a member of the Audit Committee of the Board of Directors.

Susan McCaffery, 70	Mrs. McCaffery is a retired professor from Wood College in Mathiston, Mississippi. Her qualifications are her experience as a director since 1987. She has been a director of the Company since 1987.

Larry Terrell, 66
Mr. Terrell has been the President and CEO of Ivey Mechanical Company since January 2003.

His experience includes his service as CEO of Ivey Mechanical Company, a commercial contractor, as well as prior service as the President of Encompass Mechanical Services, S.E.

He has been a director of the Company since 2004.

James I. Tims, 66
Mr. Tims has been the President of LT Corporation in excess of five years.

His qualifications include his extensive experience as President of LT Corporation, a propane tank manufacturer, as well as its affiliated businesses. He served as President of First Bolivar Capital Corporation through 1998, at which time it was acquired by the Company.

He has been a director of the Company since 2000.

	Amount & Nature of
	Beneficial Ownership		Percent of Common
	Of Common Stock as of		Stock Beneficially
Name	January 31, 2010		Owned (a)	Class
Jeffrey B. Lacey	9,281	(22)	.10%	I
John Clark Love, III *	5,100		.06%	I
Susan McCaffery	262,440	(1)(2)(15)	2.86%	I
Larry Terrell *	23,720	(18)	.26%	I
James I. Tims *	184,794	(9)(12)	2.02%	I
Toxey Hall, III *	10,709	(16)	.12%	II
Michael L. Nelson *	10,400	(19)	.11%	II
Hugh S. Potts, Jr.	588,747	(1)(4)	6.42%	II
Samuel B. Potts	184,492	(20)(21)	2.01%	II
Michael W. Sanders *	11,400	(13)	.12%	II
Scott M. Wiggers	30,387	(3)	.33%	II
Hollis C. Cheek *	16,174	(11)(14)	.18%	III
Jon A. Crocker*	77,031	(5)(16)	.84%	III
J. Marlin Ivey *	266,024	(6)(16)	2.90%	III
Otho E. Pettit, Jr. *	33,613	(7)(14)	.37%	III
Charles W. Ritter, Jr. *	340,000	(8)(16)	3.71%	III
L. F. Sams, Jr. *	29,170	(10)(16)	.32%	III

ALL DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS AS A GROUP (20 PERSONS)	1,969,440	(17)	21.48%

(a)	Constitutes sole ownership unless otherwise indicated.

(1)	Mrs. McCaffery and Hugh S. Potts, Jr. are brother and sister.
(2)	Mrs. McCaffery shares voting and investment power with respect to 1,522 of these shares with her husband and includes 81,600 shares owned by Mrs. McCaffery’s husband.
(3)	Includes 2,268 shares owned by Mr. Wiggers’ wife.
(4)	Mr. Potts, Jr.’s holdings include 48,078 shares owned by his wife. Includes 128,404 shares owned by The Salt & Light Foundation for which Mr. Potts, Jr. is the trustee.
(5)	Of these shares, 8,491 are registered in the name of BellAire Corporation, of which Mr. Crocker’s wife is a director. Crocker-Jones, LLC, in which Mr. Crocker is a member, owns 1,350 shares.
(6)	Of these shares, 204,024 are registered in the name of Ivey National Corporation, of which Mr. J. Marlin Ivey is the President.
(7)	Includes 10,562 shares owned by Mr. Pettit’s wife and children.
(8)	Includes 122,000 shares owned by Mr. Ritter’s wife.
(9)	Includes 157,698 shares owned by Mr. Tims’ wife. Includes 23,832 shares owned by LT Corporation which is owned by Mr. Tims and his wife.
(10)	Includes 4,530 shares owned by Mr. Sams’ wife.
(11)	Includes 14,774 shares owned by J. C. Cheek Contractors, for which Mr. Cheek is the President.
(12)	Includes 1,600 shares which may be acquired upon the exercise of stock options.
(13)	Includes 1,400 shares which may be acquired upon the exercise of stock options.
(14)	Includes 1,000 shares which may be acquired upon the exercise of stock options.
(15)	Includes 2,600 shares which may be acquired upon the exercise of stock options.
(16)	Includes 2,000 shares which may be acquired upon the exercise of stock options.
(17)	Includes 8,000 shares of restricted stock of non-director executive officers that vest on 12/30/12.
(18)	Includes 600 shares which may be acquired upon the exercise of stock options.
(19)	Includes 400 shares which may be acquired upon the exercise of stock options.
(20)	Includes 9,440 shares owned by Mr. Potts’ wife and child. Includes 128,404 shares owned by The Salt & Light Foundation for which Mr. Potts is the Chairman.
(21)	Mr. Potts is the son of Hugh S. Potts, Jr.
(22)	Includes 4,000 shares of restricted stock that vest on 08/31/12

 * Indicates independent Director

A majority of the Company’s directors are independent as defined in NASDAQ listing standards. The Board of Directors of the Company met a total of twelve (12) times during the year ended December 31, 2009.  During 2009, all Directors attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by committees on which they served.

It is the Company’s policy that members of the Board of Directors attend the annual meeting of shareholders. At the 2009 annual meeting, sixteen (16) directors of the Company were in attendance.

EXECUTIVE OFFICERS

			Beneficial Ownership
Name	Age	Position	As of January 31, 2009		Percent
John G. Copeland	57	EVP & Chief Financial Officer, First M&F Corporation and M&F Bank	8,045	(1)	.09%
Steven L. Upchurch	49	EVP of Related Business, M&F Bank	6,317	(2)	.07%
Barry S. Winford	43	EVP & Chief Credit Officer, M&F Bank	-		-%

(1)	Includes 8,000 shares of restricted stock that vest on 12/30/12.
(2)	Includes 4,000 shares of restricted stock that vest on 08/31/12.

The following information concerns the employment history of executive officers for the last five (5) years.

Name	Five Year Employment History
John G. Copeland	EVP & Chief Financial Officer, First M&F Corporation and M&F Bank since May 2004; Consultant, November 2000 to April 2004

Steven L. Upchurch	EVP of Related Business since December 2008; EVP & Retail Credit Officer from October 2007 to December 2008; Senior Vice-President of Mortgage Loans and Cash Flow of M&F Bank through September 2007

Barry S. Winford
EVP & Chief Credit Officer, M&F Bank since February 17, 2009; President, Community Church Capital from May 2008 through December 2008; President, Therizo Capital from October 2006 through December 2008; President, Foundation Capital Resources from January 2006 through September 2006; Vice President, Foundation Capital Resources prior to January 2006

CODE OF ETHICS

The Company’s Board of Directors has adopted a Code of Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions. A copy of this Code of Ethics can be found at the Company’s internet website at www.mfbank.com. The Company intends to disclose any amendments to its Code of Ethics, and any waiver from a provision of the Code of Ethics granted to the Company’s principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions, on the Company’s Internet website within five (5) business days following such amendment or waiver. The information contained on or connected to the Company’s Internet website is not incorporated by reference into this Proxy Solicitation or the Company’s Form 10-K for the year ended December 31, 2009, and should not be considered part of this or any other report that we file with or furnish to the SEC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock. Executive officers and directors are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2009, the following Section 16(a) filing deadlines were missed. John Clark Love, III, Susan P. McCaffery and James I. Tims each had one (1) late filing related to their May 2009 stock option grants. Michael L. Nelson had one (1) late filing related to shares purchased. The late filings were all accidental oversights.

PRINCIPAL SHAREHOLDER

Management of the Company knows of no person who owns of record or beneficially, directly or indirectly, more than 5% of the outstanding common stock of the Company except as set forth below:

	Amount and Nature of Beneficial Ownership	Percent of
Name and Address of Beneficial Owner	of Common Stock	Class
Hugh S. Potts, Jr.	588,747 shares	6.42%
1104 Walnut Grove Road
Kosciusko, MS 39090

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee (for purposes of this analysis, the “ Committee”) of the Board has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Committee ensures that the total compensation paid to the named executive officers is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to the named executive officers, including the actively-employed named executive officers, are similar to those provided to other executive officers in publicly traded financial institutions.

Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2009, as well as the other individuals included in the Summary Compensation Table on page 17, are referred to as the “named executive officers.”

Compensation Philosophy and Objectives

The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company, and which aligns the interests of the executive officers with the Company’s overall business strategy, values and management initiatives. These policies are intended to reward executives for strategic management and the enhancement of shareholder value and support a performance-oriented environment that rewards achievement of internal goals.  The Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, the Committee believes executive compensation packages provided by the Company to its executives, including the named executive officers, should be designed to include both cash and stock-based compensation that reward performance as measured against established goals.

Role of Executive Officers in Compensation Decisions

The Committee makes all compensation decisions for the named executive officers and approves recommendations regarding equity awards to all elected officers of the Company.  Decisions regarding the non-equity compensation of other executive officers are made by the Committee and the Chief Executive Officer.

The Committee and the Chief Executive Officer annually review the performance of each member of the named executive officers (other than the Chief Executive Officer whose performance is reviewed by the Committee). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Committee. The Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

Setting Executive Compensation

Based on the foregoing objectives, the Committee has structured the Company’s annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals.  To that end, the Committee periodically utilizes a third-party consultant to provide research for benchmarking purposes related to executive compensation. The research includes analysis of compensation trends and techniques using a sample of publicly traded financial institutions, twenty of which are larger than the Company and twenty of which are smaller. Additionally, the Company subscribes to and participates in the Mississippi Bankers Association survey, which provides the Committee with comparative compensation data from the Company’s market areas and its peer groups. The Company also maintains information related to executive compensation gathered from proxy filings of a group of publicly traded peer banks to assist in annual reviews of executive compensation by the Committee. This information is used by the committee to ensure that it is providing compensation opportunities comparable to its peer group, thereby allowing the Company to retain talented executive officers who contribute to the Company’s overall and long-term success. The Compensation Committee did not use any compensation consultants during 2009.

The peer group of publicly traded banks included banks located in the Southeast and includes banks both larger than and smaller than the Company and banks within the Company’s trade area and without. Banks in the peer group are Cadence Financial Corp., Starkville, Mississippi, Renasant Corp., Tupelo, Mississippi, Citizens Holding Company, Philadelphia, Mississippi, Superior Bancorp, Birmingham, Alabama, BankTrust Financial Group, Mobile, Alabama, Peoples Financial Corp., Biloxi, Mississippi and FNB United Corp., Asheboro, North Carolina. The banks composing the peer group may from time to time change. The Compensation Committee uses comparative executive compensation data from the peer group to assist in determining that Company executives are reasonably compensated in line with the Company’s peers. The Compensation Committee has not deviated from the peer group benchmarks in any material way. The Company also uses bank salary surveys from various sources in determining comparative salaries.

The Company did not award any executive merit-based increases in 2009. When such salary increases are awarded they are based on pre-established performance goals approved by the Compensation Committee.

Compensation Policies and Practices as They Relate to Risk Management

As participants in the TARP Capital Purchase Program (the “CPP”) administered by the  United States Department of the Treasury, the Company is subject to the executive compensation requirements of the Emergency Economic Stabilization Act of 2008 (“EESA”) and as amended by the American Recovery and Reinvestment Act of 2009 (“ARRA”). In compliance therewith the Salary and Compensation Committee of the Board of Directors of the Company meets at least semi-annually to discuss and evaluate employee compensation plans in light of its assessment of risk posed to the Company from such plans and to ensure compliance with executive compensation rules and regulations implemented under EESA and ARRA. The Salary and Compensation Committee met twice in 2009 to review the Company’s compensation plans and determined that the Company had no compensation plans that would encourage manipulation of reported earnings to enhance compensation or encourage unnecessary or excessive risk-taking.

The Compensation Committee has determined that there are no compensation policies or procedures that are likely to have a material adverse effect on the Company.

Capital Purchase Program – Effect on Executive Compensation

In February, 2009 the Company entered into a transaction with the Department of the Treasury under the TARP Capital Purchase Program (“CPP”).  In order to participate in the CPP, the Company will also be required to adopt the Treasury standards for executive compensation and corporate governance for the period during which the Treasury holds equity in the Company issued under the CPP. The Company must meet certain standards, including: (1) ensuring that incentive compensation for certain senior executives does not encourage unnecessary and excessive risks that threaten the value of the Company; (2) requiring a return to the Company of any bonus or incentive compensation paid to certain senior executives based on financial statements or other performance metric criteria that are later proven to be materially inaccurate; (3) prohibiting the Company from making certain excess payments to certain senior executives made on account of involuntary separations from service or in connection with a bankruptcy, insolvency or receivership of the Company; and (4) agreeing not to deduct for tax purposes executive compensation in excess of $500,000 for each applicable senior executive. These standards could change based on subsequent guidance issued by the Treasury or the Internal Revenue Service. Both prior to its participation in the CPP, and for so long as the Treasury continues to hold equity interests in the Company issued under the CPP, the Company will monitor its compensation arrangements and modify such compensation arrangements, agree to limit and limit its compensation deductions, and take such other actions as may be necessary to comply with the standards discussed above, as they may be modified from time to time. The Company does not anticipate that any material changes to its existing executive compensation structure will be required to comply with the executive compensation standards included in the CPP.

Effect of American Recovery and Reinvestment Act of 2009

On February 17, 2009, President Obama signed into law the American Recovery and Reinvestment Act of 2009 (“ARRA”). ARRA contains expansive new restrictions on executive compensation for financial institutions and other companies participating in the CPP. These restrictions apply to us.

           ARRA prohibits bonus and similar payments to top employees. ARRA prohibits the payment of any “bonus, retention award, or incentive compensation” to the Chief Executive Officer and the four other highest paid executive officers of the Company for as long as any CPP-related obligations are outstanding. The prohibition does not apply to bonuses payable pursuant to “employment agreements” in effect prior to February 11, 2009. “Long-term” restricted stock is excluded from ARRA’s bonus prohibition, but only to the extent the value of the stock does not exceed one-third of the total amount of annual compensation of the employee receiving the stock, the stock does not “fully vest” until after all CPP-related obligations have been satisfied, and any other conditions which the Treasury may specify have been met.

ARRA prohibits any payment to the Chief Executive Officer and the four other highest paid executive officers of the Company and any of the next five most highly compensated employees upon termination of employment for any reason for as long as any CPP-related obligations remain outstanding.

           Under ARRA CPP-participating companies are required to recover any bonus or other incentive payment paid to the Chief Executive Officer and the four other highest paid executive officers of the Company or to the next 20 most highly compensated employees on the basis of materially inaccurate financial or other performance criteria.

ARRA prohibits CPP participants from implementing any compensation plan that would encourage manipulation of the reported earnings of the Company in order to enhance the compensation of any of its employees. The Treasury guidelines do not contain a similar requirement.

ARRA requires the Chief Executive Officer and the Chief Financial Officer of any publicly-traded CPP-participating company to provide a written certification of compliance with the executive compensation restrictions in ARRA in the company’s annual filings with the SEC beginning in 2010.

           ARRA requires each CPP-participating company to implement a company-wide policy regarding excessive or luxury expenditures, including excessive expenditures on entertainment or events, office and facility renovations, aviation or other transportation services.

           ARRA directs the Treasury to review bonuses, retention awards, and other compensation paid to the Chief Executive Officer and the four other highest paid executive officers of the Company and the next 20 most highly compensated employees of each company receiving CPP assistance before ARRA was enacted, and to “seek to negotiate” with the CPP recipient and affected employees for reimbursement if it finds any such payments were inconsistent with CPP or otherwise in conflict with the public interest.

The Compensation Committee will consider these new limits on executive compensation and determine how they impact the Company’s executive compensation program.

2009 Executive Compensation Components

Historically, and for the fiscal year ended December 31, 2009, the principal components of compensation for named executive officers were:

•	base salary;
•	equity incentive compensation;
•	retirement and other benefits; and
•	perquisites and other personal benefits.

Base Salary

The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for named executive officers are determined for each executive based on his or her position and responsibility by using market data. Base salary ranges are designed so that salary opportunities for a given position will be comparable to the compensation of executives with equivalent responsibilities at other banks that are similar in size and characteristics to the Company.

During its review of base salaries for executives, the Committee primarily considers: (1) individual performance of the executive; (2) performance of the Company; (3) market data gathered internally or provided by our outside consultants; and (4) internal review of the executive’s compensation, both individually and relative to other officers. Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. Merit based increases to salaries of the named executive officers are based on the Committee’s assessment of the individual’s performance.

Performance-Based Incentive Compensation

Incentive Bonus Compensation Program

Cash bonuses may be granted to executives at each year end depending on the achievement of a corporate performance target or other criteria determined to be strategically important by the Compensation Committee.  The Company did not have an executive incentive compensation program for 2009. When such programs are in place they are approved by the Compensation Committee of the Board of Directors and are based on measurable performance goals. The Company did institute in 2009 an incentive program for all associates, mainly applicable to customer contact personnel, called M&F Connected. This program is used to incentivize bank associates to make business referrals within the Company and is a points-based program for non-cash awards. The program was reviewed and approved by the Compensation Committee.

Awards made to named executive officers under the Incentive Bonus Compensation Program in January 2010 for performance in 2009 are reflected in the Bonus column of the Summary Compensation Table on page 17.

Equity Incentive Compensation

2005 Equity Compensation Plan

The 2005 Equity Compensation Plan (the “ 2005 Plan ”) was approved by the Company’s shareholders at the 2005 Annual Meeting of Shareholders and is the successor plan to the Company’s 1999 Stock Option Plan (the “ 1999 Plan ”) discussed hereunder. The 2005 Plan gives the Committee the latitude to design stock-based incentive compensation awards to promote high performance and achievement of corporate goals by all directors and employees to encourage the growth of shareholder value and allow directors and employees to participate in the long-term growth and profitability of the Company. The Committee has limited their consideration of stock-based award grants to a group consisting of executive officers, senior vice-presidents, branch presidents and commercial lenders. The Committee believed that it was strategically important to align this group’s actions with long-term value creation. The Committee will consider future grants based on the need to align the compensation of certain executives or others with the long-term goal of growing shareholder value. Another consideration of the Committee in determining the size and term of grants will be the ability to absorb and manage the additional compensation expenses.

Under the 2005 Plan, awards of Company Common Stock may take the form of a stock option, an incentive stock option (a stock option which meets the applicable requirements of the Internal Revenue Code), stock appreciation rights (an award entitling a holder to receive an amount in cash, common stock, or a combination of both determined by reference to appreciation from the date of the grant), restricted stock awards (a transfer of shares subject to certain restrictions on transfer or other incidents of ownership or subject to specified performance standards), and other stock-based awards (including without limitation, awards entitling recipients to receive shares of Company Common Stock to be delivered in the future) (collectively referred to as “Awards”).  In granting these Awards, the Committee may establish any conditions or restrictions it deems appropriate.

All awards of options for shares of the Company’s stock under the aforementioned programs are made at or above the market price at the time of the Award. Awards of stock-based grants to directors and executives are made at specially called meetings to consider such grants.  Newly hired or promoted executives, senior officers or others receive their Award of stock-based grants on dates determined by the committee.

1999 Stock Option Plan

The 1999 Plan was replaced by the 2005 Plan.  Stock options granted to executives under the 1999 Plan were granted in 1999, with a ten (10) year life. They vested at 20% per year over a five (5) year period.  The options had a strike price of $16.25.

Retirement and Other Benefits

All employees of the Company, including executive officers, are eligible to participate in the Merchants and Farmers Bank Profit and Savings Plan. All employees, including executive officers, hired prior to October 1, 2002 are participants in the Bank’s defined benefit pension plan.  In addition, executive officers are entitled to participate in the Company’s nonqualified deferred compensation plan.

Profit and Savings Plan

The Bank has a profit and savings plan which includes features such as an Employee Stock Ownership Plan (ESOP) and a 401(k) plan which provides for certain salary deferrals, covering substantially all full-time employees of the Bank and subsidiaries.  The Bank matched employee 401(k) contributions equal to 50% of an employee's first 5% of salary deferral through 2004. Beginning in 2005, the Company matched contributions equal to 50% of an employee’s first 6% of salary deferral. Effective in May 2006, the Company began matching 60% of an employee’s first 6% of salary deferral for all employees with less than five (5) years of credited service. Concurrently, the Company began matching 75% of an employee’s first 6% of salary deferral for all employees with five (5) years or more of credited service. In March 2009 the Company cut the matching percentages in half. During 2004, the Company began making matching contributions on a monthly basis rather than on an annual basis. Additional contributions to the ESOP portion of the plan are at the discretion of the Board of Directors. These discretionary contributions are invested in the Company’s common stock.

Each participant’s account is credited with the participant’s contributions and matching amounts contributed by the Bank on behalf of the participant. Discretionary amounts contributed by the Bank are allocated based on the participant’s annual compensation. Investment earnings on participant directed accounts are allocated based on each participant’s account earnings. Other investment earnings are allocated based on the balance of the participant’s account.

The matching contributions to the 401(k) portion of the plan and the discretionary contributions to the ESOP portion of the plan become 100% vested after three (3) years of credited service. The participants are always 100% vested in the participant’s contributions. Forfeited nonvested accounts are used to reduce future employer contributions.

Upon termination of service, a participant may elect to receive either a lump-sum amount, periodic installments for a period not to exceed ten (10) years, or a combination thereof.

The Company matching contributions are included in All Other Compensation in the Summary Compensation Table on page 17.

Defined Benefit Pension Plan

The Company has a defined benefit pension plan covering substantially all full-time employees of the Bank and subsidiaries.  Benefits under this plan are based on years of service and average annual compensation for a five (5) year period.

A participant in First M&F’s Pension Plan whose service is terminated on or before his normal retirement date is eligible to retire and receive a normal retirement benefit. The amount of the normal benefit under the Plan is equal to 1/12 of the sum of the amounts described below in (1) and (2) multiplied by (3) where:

(1) =	eight-tenths of one percent (0.8%) of the participant’s average earnings;
(2) =	twenty-five hundredths percent (0.25%) of the participant’s average earnings in excess of Twenty-Four Thousand and no/100 dollars ($24,000.00); and
(3) =	the participant’s benefit service as of his normal retirement date.

If a participant’s annual benefit commences before the participant’s social security retirement age, but on or after age 62, the amount of the benefit is reduced. If the annual benefit of a participant commences prior to age 62, the amount of the benefit shall be the actuarial equivalent of an annual benefit beginning at age 62 reduced for each month by which benefits commence before the month in which the participant attains age 62. If the annual benefit of a participant commences after the participant’s social security retirement age, the benefit amount is adjusted so that it is the actuarial equivalent of an annual benefit beginning at the participant’s social security retirement age.

The pension plan was frozen on September 30, 2001.

The net annual change in actuarial value of benefits for executives is included in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table on page 17. Information relative to executive officers’ participation in the defined benefit pension plan is contained in the Pension Benefits Table on page 21.

Nonqualified Deferred Compensation Program

The named executive officers, in addition to certain other senior officers, are entitled to participate in the Nonqualified Deferred Compensation Program. Pursuant to the Nonqualified Deferred Compensation Program, eligible employees can defer up to 100% of earnings from Awards and bonus compensation and may defer up to 100% of salary (including amounts deferred pursuant to the Profit and Savings Plan). Deferral elections for executives entering the plan become effective for the first payroll period following the receipt of the election by the Company. Modifications related to salary deferrals made by eligible executives become effective on January 1 of the following year. Deferral elections related to annual incentive bonus pay must be made by June 30 to be effective for that year’s bonus pay. The executive may choose to place deferrals in a retirement account, an in-service distribution account, an education account, or any combination of the three choices.

The investment options for determining earnings credits available to an executive under the deferral program are generally the same as those offered to employees in the Company’s Profit and Savings Plan. These options include a variety of mutual funds with various risk profiles ranging from conservative to aggressive as well as the option to invest in the Company’s stock. The executives’ deferral account and earnings credits are 100% vested.

The Company may make discretionary matching contributions to the retirement portion of the executives’ accounts on an annual basis. The matching amounts vest by equal annual percentages over a five (5) year period.

In-service distribution account and education account distributions may be paid over a period of up to five (5) years. Upon termination of service, a participant may elect to receive either a lump-sum amount, periodic installments for a period not to exceed fifteen (15) years, or a combination thereof of their retirement accounts.

Company discretionary contributions are included in All Other Compensation in the Summary Compensation Table on page 17.

Additional information related to executive officers’ participation in the nonqualified deferred compensation program are included in the Nonqualified Deferred Compensation Table on page 21.

Perquisites and Other Personal Benefits

The Company provides named executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. The named executive officers are provided use of company automobiles, country club memberships, and participation in the plans and programs described above. Compensation attributed to the use of Company automobiles is included in All Other Compensation in the Summary Compensation Table on page 17. Compensation attributed to country club memberships is included in All Other Compensation in the Summary Compensation Table on page 17. All employees receive term life insurance which pays a death benefit to named beneficiaries of an amount equal to three (3) times the employee’s base salary. Premiums related to life insurance coverage in excess of $50,000 are attributed as compensation to the employee. This income is included in All Other Compensation in the Summary Compensation Table on page 17.

The Company has one Change of Control Agreement in effect with the Chief Financial Officer. Except as provided under the change of control provision, the Agreement provides for a severance payment to the employee upon termination without cause of four months salary during which time, the employee may not engage in the financial services business. Payment under the change of control provision is triggered by termination without cause as a result of a change of control within one year of such change of control or if employee voluntarily, for good cause, terminates his employment within two years of a change of control.  Payment under this provision is equal to two years’ base salary and would be payable in a lump sum amount.

If the employee voluntarily terminates his employment, or if his employment is terminated involuntarily for cause, the employee may not engage in the financial services business for a period of twelve months (a non-compete clause).

No directors have Change of Control agreements.

Director Compensation

The Committee determines the amount of Directors’ compensation on an annual basis. The Committee uses available data from peer banks in determining the amount of compensation to pay. The Committee also considers the role of directors, the expected number of meetings that will occur and any other additional duties or circumstances that may require additional attention by directors or impose additional responsibilities.

Non-officer Directors receive annual compensation in December of each year based on the number of Board meetings attended during the year. Directors who are members of Board committees receive a payment for each committee meeting attended, paid within one (1) month of the meeting date. Directors who live outside of Kosciusko are also reimbursed for their travel mileage.

Information related to the compensation of directors is included in the Director Compensation Table on pages 22 and 23. Committee and board meeting fees paid to executive board members are included in All Other Compensation in the Summary Compensation Table on page 17.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under the incentive plans is generally fully deductible for federal income tax purposes.

Nonqualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. The Company believes it is in compliance with the statutory provisions.

Accounting for Stock-Based Compensation

Beginning on July 1, 2005, the Company began accounting for stock-based payments including its 2005 Equity Compensation Plan in accordance with the requirements of FASB Statement 123(R).

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee of the Company certifies that it has reviewed Company compensation arrangements and made reasonable efforts to ensure such arrangements do not encourage undue risk-taking. The Committee has determined that the Company’s incentive compensation plan does not encourage senior executive officers to take unnecessary and excessive risks that threaten the value of the Company.

THE COMPENSATION COMMITTEE

J. Marlin Ivey, Chairman
Michael L. Nelson
Charles W. Ritter, Jr.
Larry Terrell

The Board of Directors has determined that the members of the Compensation Committee are independent.

The charter of the Compensation Committee is located in the Investor Relations section of the Company’s web site at www.mfbank.com.

SUMMARY COMPENSATION TABLE

The following table shows the compensation for 2009, 2008 and 2007 for the Chief Executive Officer of the Company and the four (4) other highest paid executive officers of the Company and the Bank whose cash compensation exceeded $100,000.

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred	All Other
				Stock	Option	Plan	Compensation	Compensation	Total
Name and Principal Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings (a)	(b)	Compensation
Hugh S. Potts, Jr.	2009	$288,750	$-	$-	$-	$-	$59,705	$14,494	$362,949
Chairman of the Board and
CEO since 4/15/94	2008	$288,750	$-	$-	$-	$-	$25,281	$18,512	$332,543
(principal executive officer)
	2007	$285,023	$25,608	$-	$-	$-	$28,685	$18,165	$357,481

John G. Copeland	2009	$188,984	$-	$-	$-	$-	$-	$8,168	$197,152
Executive Vice President
and Chief Financial Officer	2008	$186,656	$-	$-	$-	$-	$-	$11,478	$198,134
(principal financial officer)
	2007	$181,466	$15,211	$-	$-	$-	$-	$10,504	$207,181

Other Executive Officers:

Scott M. Wiggers	2009	$202,102	$-	$-	$-	$-	$10,293	$13,270	$225,665
Vice Chairman of the
Board and President of	2008	$199,611	$-	$-	$-	$-	$21,442	$15,560	$236,613
First M&F Corporation (c)
	2007	$194,651	$15,726	$-	$-	$-	$23,229	$15,338	$248,944

Jeffrey B. Lacey	2009	$190,000	$-	$-	$-	$-	$6,676	$9,168	$205,844
President and
Chief Banking Officer	2008	$112,562	$2,302	$-	$-	$-	$-	$6,355	$121,219

	2007	$105,631	$14,178	$-	$-	$-	$-	$15,107	$134,916

Barry S. Winford	2009	$150,769	$-	$-	$-	$-	$-	$8,328	$159,097
Executive Vice President
And Chief Credit Officer (e)	2008	$-	$-	$-	$-	$-	$-	$-	$-

	2007	$-	$-	$-	$-	$-	$-	$-	$-

Other Non-Executive
Officers:

Michael E. Crandall	2009	$166,347	$-	$-	$-	$-	$10,619	$10,059	$187,025
Executive Vice President -
Region II (d)	2008	$164,298	$-	$-	$-	$-	$824	$10,383	$175,505

	2007	$159,886	$14,010	$-	$-	$-	$2,862	$19,034	$195,792

Former Executive Officers:

Jeffrey A. Camp	2009	$26,795	$-	$-	$-	$-	$3,659	$59,787	$90,241
Former Executive Vice
President and Chief Credit	2008	$192,271	$-	$-	$-	$-	$155	$11,742	$204,168
Officer (e)
	2007	$186,577	$17,467	$-	$-	$-	$918	$11,373	$216,335

Notes to Summary Compensation Table

(a)
The net change in the accumulated obligation for pension benefits for 2008 was negative $64 for Mr. Lacey. Mr. Copeland and Mr. Winford were hired after the plan was frozen and are therefore not participants.

(b)	All Other Compensation is disclosed in a separate table.
(c)
Scott M. Wiggers retired on December 31, 2009. He was elected Vice Chairman of the Board on December 10, 2008. Previously he served as President and Chief Operating Officer of First M&F Corporation and Merchants and Farmers Bank.

(d)	Michael E. Crandall was elected Executive Vice President – Region II (Central Mississippi) on December 10, 2008. Previously he served as Executive Vice President of Retail Banking.
(e)	Jeffrey A. Camp resigned from the Bank on February 13, 2009. On February 17, 2009, Barry S. Winford was hired as Executive Vice President and Chief Credit Officer of the Bank.

The Company does not have any employment contracts with executive officers other than a change-in-control agreement with John Copeland.

All employees are provided with term life insurance coverage. The premiums related to benefits in excess of IRS limits are attributed as taxable compensation and are included in All Other Compensation. All executives, with the exception of the Chief Executive Officer and the Chief Financial Officer, are provided company automobiles, with the value of personal use being disclosed in All Other Compensation. During 2009 the practice of providing company automobiles was ended. Mr. Potts and Mr. Crandall are provided with country club memberships, with the value of those memberships included in All Other Compensation. All employees are eligible for the Company’s 401(k) retirement plan. The Company matches 30% of the employees’ contributions up to 6% of compensation for employees with less than five (5) years of credited service and matches 37.5% of the employees’ contributions up to 6% of compensation for employees with five (5) years or more of credited service. The amounts of matching contributions that the Company made to the plan accounts of executives are included in All Other Compensation. Additionally, executives and other senior officers are eligible to participate in a nonqualified deferred compensation plan in which amounts up to the employee’s entire compensation may be deferred. The Company may make matching contributions at its discretion.  Mr. Potts, Mr. Camp and Mr. Crandall participate in the nonqualified plan. The Company did not make any matching contributions to the plan in 2009, 2008 or 2007. Mr. Potts, Mr. Wiggers and Mr. Lacey are members of the Board of Directors. Mr. Camp resigned his Board position on February 13, 2009. All directors receive meeting attendance fees. The fees paid for meeting attendance are included in All Other Compensation. All employees are enrolled in the Company’s ESOP retirement savings plan. The Company makes discretionary contributions to the plan which are allocated to participants based on relative salary. The allocations attributed to executives’ accounts are included in All Other Compensation. Mr. Crandall and Mr. Lacey each exercised stock options for 3,000 shares in 2007 in cashless transactions in which the shares were sold simultaneous to their exercise. The difference between the sale proceeds and the option strike price is included in All Other Compensation.

The following table contains the components of All Other Compensation for the executives for 2009, 2008 and 2007.

									Income
		Cost Of		Cost Of	Company				Recognized
Name and		Excess		Country	Contribution		Moving		On Stock
Principal		Life	Automobile	Club	To The	Director	Expense	ESOP	Option	Severance
Position	Year	Insurance	Allowance	Memberships	401(k) Plan	Fees	Reimbursements	Allocations	Exercise	Payments
Hugh S. Potts, Jr.	2009	$3,762	$-	$2,588	$6,747	$600	$-	$797	$-	$-
Chairman of the
Board and CEO	2008	$3,762	$-	$3,378	$9,995	$600	$-	$777	$-	$-
Since 4/15/94
(principal	2007	$3,762	$-	$3,133	$9,829	$650	$-	$791	$-	$-
executive officer)

John G.	2009	$2,451	$-	$-	$5,070	$-	$-	$647	$-	$-
Copeland
Executive Vice	2008	$2,451	$-	$-	$8,400	$-	$-	$627	$-	$-
President and
Chief Financial	2007	$2,451	$-	$-	$7,407	$-	$-	$646	$-	$-
Officer
(principal
financial officer)

Other Executive
Officers:

Scott M.	2009	$5,516	$1,040	$-	$5,422	$600	$-	$692	$-	$-
Wiggers
Vice Chairman of	2008	$3,762	$1,544	$-	$8,982	$600	$-	$672	$-	$-
the Board and
President of First	2007	$3,762	$1,375	$-	$8,760	$650	$-	$791	$-	$-
M&F Corporation

Jeffrey B. Lacey	2009	$855	$285	$-	$4,672	$450	$2,516	$390	$-	$-
President and
Chief Banking	2008	$510	$837	$-	$4,643	$-	$-	$365	$-	$-
Officer
	2007	$480	$880	$-	$4,357	$-	$-	$360	$9,030	$-

Barry S.	2009	$438	$3,248	$-	$1,442	$-	$3,200	$-	$-	$-
Winford (a)
Executive Vice	2008	$-	$-	$-	$-	$-	$-	$-	$-	$-
President and
Chief Credit	2007	$-	$-	$-	$-	$-	$-	$-	$-	$-
Officer

Other
Non-Executive
Officers:

Michael E.	2009	$1,239	$2,888	$2,172	$3,191	$-	$-	$569	$-	$-
Crandall
Executive Vice	2008	$1,222	$141	$1,075	$7,393	$-	$-	$552	$-	$-
President –
Region II	2007	$1,186	$166	$1,810	$7,195	$-	$-	$577	$8,100	$-

Former Executive
Officers:

Jeffrey A. Camp	2009	$202	$120	$-	$1,206	$100	$-	$666	$-	$57,493
Former Executive
Vice President	2008	$855	$991	$-	$8,652	$600	$-	$644	$-	$-
and Chief Credit
Officer	2007	$855	$812	$-	$8,396	$650	$-	$660	$-	$-

(a)	The automobile allowance for Barry Winford is the amount of a bargain purchase of a company automobile.

GRANTS OF PLAN-BASED AWARDS TABLE

No stock-based awards were granted to executives during 2009. No stock options were repriced or modified during 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards					Stock Awards
Equity
Incentive
			Equity				Market		Plan Awards:
			Incentive				Value of	Equity Incentive	Market or
	Number	Number	Plan Awards:			Number	Shares or	Plan Awards:	Payout Value
	of	Of	Number of			of Shares	Units of	Number	of Unearned
	Securities	Securities	Securities			or Units	Stock	of Unearned	Shares,
	Underlying	Underlying	Underlying			of Stock	That Have	Shares, Units or	Units or
	Unexercised	Unexercised	Unexercised	Option	Option	That Have	Not	Other Rights	Other Rights
	Options	Options	Unearned	Exercise	Expiration	Not	Vested	That Have	That Have
Name	Exercisable	Unexercisable	Options	Price	Date	Vested	(1)	Not Vested	Not Vested
John G. Copeland	-	-	-	$-		8,000	$17,680	-	-
Steven L. Upchurch	-	-	-	$-		4,000	$8,840	-	-
Jeffrey B. Lacey	-	-	-	$-		4,000	$8,840	-	-

(1) Based on the closing price on the NASDAQ Global Select system ($2.21) on December 31, 2009.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides information as to the options exercised during 2009, and the unexercised options to purchase the Company's Common Stock previously granted to the Named Executive Officers and held by them at the end of 2009.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
Name	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting

Scott M. Wiggers	-	$-	6,000	$25,500

PENSION BENEFITS TABLE

The following table includes certain information related to pension benefits of executive officers.

		Number of Years	Present Value of	Payments During
Name	Plan Name	Credited Service	Accumulated Benefit	Last Fiscal Year
Hugh S. Potts Jr.	M & F Bank Pension Plan	29	$526,971	$-
Scott M. Wiggers	M & F Bank Pension Plan	27	$383,209	$-
Jeffrey B. Lacey	M & F Bank Pension Plan	14	$33,671	$-
Steven L. Upchurch	M & F Bank Pension Plan	6	$13,538	$-
Jeffrey A. Camp	M & F Bank Pension Plan	4	$19,923	$-

The measurement date for actuarial calculations for the plan is December 31 of each year.

The pension plan was frozen on September 30, 2001. The accrued monthly pension benefits estimated to be paid to each of the named executives is $3,915 for Hugh S. Potts, Jr., $2,908 for Scott M. Wiggers, $728 for Jeffrey B. Lacey, $247 for Steven L. Upchurch and  $364 for Jeffrey A. Camp.

NONQUALIFIED DEFERRED COMPENSATION TABLE

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance
Name	in Last FY	In Last FY	in Last FY	Distributions	at Last FYE
Hugh S. Potts Jr.	$21,656	$-	$46,616	$-	$222,980
Jeffrey B. Lacey	$-	$-	$1,390	$-	$6,209
Jeffrey A. Camp	$2,143	$-	$(3,166)	$(21,862)	$-

All executives and senior officers are eligible to participate in the Company’s nonqualified deferred compensation plan. The plan was implemented during the third quarter of 2005. All salary, bonus and other incentive compensation is eligible to be deferred under the plan. Earnings credits on deferred compensation are derived from returns on a variety of mutual funds selected by the executive. The mutual funds available for selection are the same funds offered to all employees in the Company’s 401(k) retirement savings plan. If the selected funds have a loss, then the executive’s account is charged in an amount equal to the loss. If the funds have a gain, then the executive’s account is credited in an amount equal to the gain. Gains and losses are credited to accounts quarterly.

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

The Company does not use employment contracts for executives and does not have any contractual obligations for potential post employment severance payments other than a change-in-control agreement with Mr. Copeland, obligating the Company to a payment of two (2) times base salary pursuant to a change-in-control as defined in the agreement. This agreement is considered an employment contract. Stock option and restricted stock award contracts have change-in-control provisions that trigger full vesting of the grants upon a change in control of the Company. Unvested options and restricted stock grants are forfeited by an executive if that executive’s employment is terminated prior to the vesting date. The vesting date for restricted stock grants will be the earliest of four (4) dates: (1) the date that any earnings target stated in the grant contracts is achieved, (2) the date of a change in control, (3) the date of the executive’s death and (4) the vesting date stated in the contract.

DIRECTOR COMPENSATION TABLE

Non-officer Directors receive annual compensation in the amount of $1,750 per Board Meeting attended payable at the end of the year, plus an additional $50 for each committee meeting attended. Independent directors who live out of town receive mileage reimbursements at the rate of $.50 per mile to attend meetings.

The Board granted 1,000 options to each of the following Board members as of May 1, 2009: John Clark Love, III, Susan P. McCaffery, James I. Tims and Larry Terrell. These options were granted for the continuing service of these directors upon their re-election to the Board. The options have a strike price of $5.14, a life of ten (10) years, and vest over five (5) years. The market value of the stock on the grant date was $5.14.

The following table shows information related to cash and other compensation paid to current directors during 2009.

					Change in Pension
	Fees Earned			Non-Equity	Value and Nonqualified
	Or Paid in	Stock	Option	Incentive Plan	Deferred Compensation	All Other
Name	Cash	Awards	Awards (a)	Compensation	Earnings	Compensation (b)	Total
Hollis C. Cheek	$24,600	$-	$-	$-	$-	$60	$24,660
Jon Crocker	$25,450	$-	$-	$-	$1,088	$2,411	$28,949
Toxey Hall, III	$24,299	$-	$-	$-	$-	$2,114	$26,413
J. Marlin Ivey	$17,100	$-	$-	$-	$-	$540	$17,640
John Clark Love, III	$22,316	$-	$1,280	$-	$-	$834	$24,430
Susan P. McCaffery	$18,550	$-	$1,280	$-	$-	$2,108	$21,938
Michael L. Nelson	$22,300	$-	$-	$-	$-	$2,216	$24,516
Otho E. Pettit, Jr.	$24,800	$-	$-	$-	$-	$66	$24,866
Samuel B. Potts	$600	$-	$-	$-	$-	$101,855	$102,455
Charles W. Ritter, Jr.	$25,750	$-	$-	$-	$-	$-	$25,750
L. F. Sams, Jr.	$20,400	$-	$-	$-	$-	$1,142	$21,542
Michael W. Sanders	$18,400	$-	$-	$-	$-	$539	$18,939
Larry Terrell	$24,100	$-	$1,280	$-	$-	$-	$25,380
James I. Tims	$20,300	$-	$1,280	$-	$-	$781	$22,361

(a)
The grant date fair value of the options awarded to Directors Love, McCaffery, Tims and Terrell was $1.28 per option share, which equates to a grant date fair value of $1,280 for each Director’s grant.

(b)
The Other Compensation for Samuel B. Potts includes salary, the cost of life insurance provided, the Company’s 401(k) match and the Company’s allocated contribution to the ESOP. Mr. Potts is a Vice President – Corporate Planning, Performance & Risk Management for the Bank.

The following table shows the outstanding number of stock option awards for Directors as of December 31, 2009.

	Number	Number
	of	of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option	Option
	Options	Options	Exercise	Expiration
Name	(Exercisable)	(Unexercisable)	Price	Date
Hollis Cheek	800	200	$17.00	05/01/2015
	200	800	$13.84	05/01/2018
Jon Crocker	1,000	-	$12.63	05/01/2012
	800	200	$17.00	05/01/2015
	200	800	$13.84	05/01/2018
Toxey Hall, III	1,000	-	$12.63	05/01/2012
	800	200	$17.00	05/01/2015
	200	800	$13.84	05/01/2018
J. Marlin Ivey	1,000	-	$12.63	05/01/2012
	800	200	$17.00	05/01/2015
	200	800	$13.84	05/01/2018
John Clark Love, III	-	1,000	$5.14	05/01/2019
Susan P. McCaffery	1,000	-	$10.13	05/01/2010
	1,000	-	$19.00	05/01/2013
	600	400	$19.06	05/01/2016
	-	1,000	$5.14	05/01/2019
Michael L. Nelson	400	600	$19.00	05/01/2017
Otho E. Pettit, Jr.	800	200	$17.00	05/01/2015
	200	800	$13.84	05/01/2018
Charles W. Ritter, Jr.	1,000	-	$12.63	05/01/2012
	800	200	$17.00	05/01/2015
	200	800	$13.84	05/01/2018
L.F. Sams, Jr.	1,000	-	$12.63	05/01/2012
	800	200	$17.00	05/01/2015
	200	800	$13.84	05/01/2018
Michael W. Sanders	1,000	-	$17.37	05/01/2014
	400	600	$19.00	05/01/2017
Larry Terrell	600	400	$19.06	05/01/2016
	-	1,000	$5.14	05/01/2019
James I. Tims	1,000	-	$19.00	05/01/2013
	600	400	$19.06	05/01/2016
	-	1,000	$5.14	05/01/2019

Options are granted to Directors at the rate of 1,000 options as of May 1 of the year in which the Director is re-elected. Therefore, the grant date for Directors’ options is May 1 of each year. The exercise price is determined as the highest of four (4) determined prices: (1) the average of the highest bid and lowest ask prices for the trading day preceding May 1, (2) the average of the highest bid and lowest ask prices for May 1, (3) the closing price as reported by NASDAQ Global Select on the trading day preceding May 1, and (4) the closing price as reported by NASDAQ Global Select on May 1.

INDEPENDENT PUBLIC ACCOUNTANTS AND FEES

BKD, LLP, a public accounting firm registered with the Public Company Accounting Oversight Board, were the independent accountants for the Company during the most recently completed fiscal year and will serve as the independent accountant for the Company during the current fiscal year. Representatives of this firm will be present at the Annual Meeting and have an opportunity to make statements if they so desire and are expected to be available to respond to appropriate questions.

On June 5, 2008, the Company reported on Form 8-K that the business of its independent public accounting firm, Shearer, Taylor & Co., P.A. (“ST&C”) had been acquired by BKD, LLP.  BKD, LLP was appointed and approved by the Company’s audit committee as the Company’s independent registered public accounting firm effective June 1, 2008 for the year ended December 31, 2008.

The audit reports of ST&C on the consolidated financial statements of First M&F Corporation as of and for the years ended December 31, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s consolidated financial statements for each of the years ended December 31, 2007 and 2006 and through this Current Report, there were: (1) no disagreements between the Company and ST&C on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of ST&C, would have caused ST&C to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, and (2) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

During the Company’s two most recent fiscal years and from January 1, 2008 through June 1, 2008, the date of the appointment of BKD as the Company’s independent accountant, neither the Company nor anyone on its behalf consulted BKD regarding the application of accounting principles to a specified transaction (either completed or proposed), the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K and the instructions thereto, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K.

The following is a summary of fees related to services performed for the Company by BKD, LLP for the years ended December 31, 2009 and 2008 and Shearer, Taylor & Co., P.A. for the year ended December 31, 2008:

	2009	2008
			Shearer, Taylor
	BKD, LLP	BKD, LLP	& Co., P.A.

Audit Fees - Audit of annual financial statements and internal control
and reviews of financial statements included in Forms 10-Q	$173,600	$155,200	$9,870

Audit Related Fees - Audits of employee benefit plans and audit of
subsidiary company	-	-	22,344

Audit Related Fees - Audits of employee benefit plans and review of
TARP-CPP and other regulatory filings	41,000	9,368	-

Tax Fees - Income tax services	53,100	22,695	17,950

All other fees	-	-	-

Total	$267,700	$187,263	$50,164

The Audit Committee follows its established Audit Committee Pre-approval Policies and Procedures.  All of the Audit Related Fees and Tax Fees set forth above were approved by the Audit Committee. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

RELATED-PARTY TRANSACTIONS

First M&F Corporation’s subsidiary, Merchants and Farmers Bank, Kosciusko, Mississippi, (the “Bank”) has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders, and their associates. Such transactions are completed on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with persons not related to the Bank, and do not involve more than the normal risk of collectability or present other unfavorable features. Loans to related parties are generally extended on a secured basis. The Board of Directors approves all lines of credit for Board members and executive officers. The Board also approves any business engagements, in which the Company is a client, with persons or entities related to directors or executive officers when those business engagements are expected to result in compensation in excess of $120,000 to the related party. The Company had no engagements in 2009 in which the threshold payment was met or exceeded.

COMMITTEES OF THE BOARD OF DIRECTORS

The Company has a standing Audit Committee of its Board of Directors which met four (4) times during 2009. Presently Charles W. Ritter, Jr. serves as Chairman and other members are Hollis C. Cheek, Toxey Hall III, J. Marlin Ivey and John Clark Love, III. The Audit Committee reviews audit plans, examination results of both independent and internal auditors and makes recommendations to the Board of Directors concerning independent auditors. The Board of Directors has determined that the members of the Audit Committee are independent as defined in NASDAQ listing standards applicable to the Company. The Board of Directors has also determined that there is at least one (1) audit committee financial expert, Charles W. Ritter, Jr., serving on the Audit Committee, as the term “audit committee financial expert” is used in pertinent Securities and Exchange Commission regulations.

The Company has a standing Compensation Committee. The Compensation Committee adopted a charter during 2004. The Compensation Committee met two (2) times during 2009 and makes recommendations to the Board of Directors on all officers’ salaries and compensation. Presently J. Marlin Ivey serves as Chairman and other members are Michael L. Nelson, Charles W. Ritter, Jr., and Larry Terrell.

The Company has a Nominating and Proxy Committee. The Committee met one (1) time during 2009. Charles W. Ritter, Jr. serves as Chairman with other members being J. Marlin Ivey, Otho E. Pettit, Jr. and James I. Tims. All of the Nominating and Proxy Committee members are independent as defined in applicable NASDAQ listing standards. The Company’s Bylaws are silent as to nominations to the Board of Directors, other than those made by or at the direction of the Board of Directors. The Nominating and Proxy Committee does not receive nominations directly from shareholders. The Nominating and Proxy Committee does not have a specific policy to consider Board diversity; however, the Committee seeks well-qualified nominees, and believes its Board represents a wide variety of backgrounds. The Nominating and Proxy Committee does not have a charter.

Shareholders may send communications to the Board of Directors c/o Grace Atwood, Secretary to the Board at 134 West Washington Street, Kosciusko, MS 39090, or via e-mail at gatwood@mfbank.com.

Merchants & Farmers Bank has among other committees a Loan and Policy Committee which meets weekly, a Trust Committee which meets monthly, an Insurance Committee which meets annually, and a Strategic Planning Committee which meets as necessary. In 2008 the Board established a Problem Loan Committee and a Compliance Committee to oversee the process of addressing issues brought forward by regulators during an examination. The Problem Loan Committee met eleven (11) times during 2009. The Compliance Committee met ten (10) times during 2009. These committees will have lives as necessary to complete the process of addressing credit and compliance issues that have arisen and may arise during regulatory examinations. In 2008 the Board established an Executive Search Committee to direct the search for a Chief Banking Officer. This committee will meet as necessary in the future as executive search issues arise.

BOARD STRUCTURE

The Board of Directors of the Company is made up of seventeen individuals, five of whom are insiders, either by relation, as executives of the Company, or as a recently retired executive. The twelve outside directors have a wide variety of business experience and bring that experience to bear in fulfilling their duties as directors of the Company. The Chairman and Chief Executive Officer positions are combined as a means of ensuring that a knowledgeable, meaningful and targeted agenda is presented to the Board on a regular basis. The Board does not name a lead independent director but all independent directors have an equal voice in the business of the Company.

The Board of Directors has the primary responsibility of overseeing the Company’s risk management processes, including reviewing policies and procedures to identify any significant risks or exposures and determining the steps to take to monitor and minimize those risks. The Audit Committee is responsible for oversight of financial reporting risks, while the Compensation Committee is responsible for oversight of compensation-related risks.

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

With respect to fiscal 2009, the Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards 61, Communications with Audit Committees, as amended. The Audit Committee received the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.

The Audit Committee has discussed with the Company’s management and independent auditors the process used for certifications by the Company’s Chief Executive Officer and Chief Financial Officer which are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the Securities and Exchange Commission.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the Securities and Exchange Commission.

The Board of Directors has determined that the members of the Audit Committee are independent.

The Board of Directors adopted a written charter for the Audit Committee on May 16, 2000. Subsequently, the charter was amended to address the Sarbanes-Oxley Act of 2002.

Submitted by the Company’s Audit Committee:

Charles W. Ritter, Jr., Chairman,
Hollis C. Cheek
Toxey Hall, III
J. Marlin Ivey
John Clark Love, III.

The charter of the Audit Committee is located in the Investor Relations section of the Company’s web site at www.mfbank.com.

PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
COMMON STOCK FROM 15,000,000 SHARES TO 50,000,000 SHARES
(Item 2)

The Board of Directors proposes to increase the authorized number of shares of common stock from 15,000,000 to 50,000,000.  A copy of the proposed Articles of Amendment is attached as Exhibit A hereto, to increase the number of our authorized shares of common stock, par value $5.00 per share, from 15,000,000 shares to 50,000,000 shares. The other provisions of Article Four will remain in their current form. This change would be effective upon the date of filing of the Articles of Amendment with the Secretary of the State of Mississippi.

Shareholders of the Company presently have no preemptive rights to acquire authorized but unissued shares of the Company, and the proposed amendment to the Articles of Incorporation will not create any preemptive rights.  This means that the Company may issue any stock, any rights to purchase stock or any other security convertible into stock without first offering any such securities to the holders of the Common Stock.  Holders of the Common Stock are generally entitled to one vote per share on all matters to be decided by the shareholders.  However, in the election of Directors, each shareholder has cumulative voting rights, so that a shareholder may vote the number of shares owned by him for as many persons as there are Directors to be elected, or he may multiply the number of shares by the number of Directors to be elected and allocate the resulting votes to one or any number of candidates. For example, if the number of Directors to be elected is five (5), a shareholder owning ten (10) shares may cast ten (10) votes for each of five (5) nominees, or cast 50 votes for any one (1) nominee or allocate the fifty (50) votes among several nominees.

This increase would allow the Board of Directors without delay, unless otherwise required by law, regulation, or stock exchange rule, to make decisions regarding future capital raising transactions as well as declarations of stock dividends or stock splits.  As of February 24, 2010, the number of shares of common stock outstanding is 9,146,346.  Any issuance of additional authorized shares could result in the dilution of each existing shareholder’s voting power, and could, depending upon a variety of factors, have the effect of diluting the earnings per share or book value per share of outstanding shares of common stock.

The Board of Directors believes it is necessary to increase the Company's authorized common stock from the current 15,000,000 shares to 50,000,000 shares.  Among the reasons for doing this include the fact that in May, 2006 we utilized authorized and outstanding shares for a stock split in the form of a 100% stock dividend, resulting in a reduction of authorized but unissued shares of common stock.

The Board of Directors believes it advisable to increase the authorized number of shares of Common Stock to have available for issuance for purposes that the Board of Directors may determine to be in the interest of the Company.  Such shares could be used for possible future acquisitions, raising additional equity capital, stock dividends, the redemption of preferred stock, the replenishment of capital or other general corporate purposes related to the development and expansion of the Company that may appear desirable in the future.  There are presently no arrangements, intentions, nor understandings with respect to the issuance of any additional shares of stock.

The issuance of additional shares of Common Stock might have anti-takeover effects by diluting the voting power of a person seeking to acquire the Company, but this is not the purpose of the increased authorization and the Board has no present intention of issuing Common Stock for such purpose.

The proposal to amend the Articles is not in response to any effect of which the Company is aware to accumulate the Company’s stock or obtain control of the Company. The Board does not presently contemplate recommending the adoption of any other amendments to the Articles which could be construed to affect the ability of third parties to take over or change control of the Company.

The Articles of Incorporation and Bylaws of the Company presently contain the following provisions which could be considered to have an anti-takeover effect: (i) authorized but unissued shares of Common Stock issuable by the Board of Directors without stockholder approval; (ii) authorized but unissued shares of Preferred Stock issuable, without stockholder authorization, in series with such dividend, redemption, sinking fund, conversion and liquidation preferences, if any, as are designated by the Board in creating any particular series; (iii) division of the Board into three (3) classes of directors serving staggered three year terms; (iv) the requirement of an affirmative vote of eighty percent (80%) of the shares entitled to vote to remove the entire Board of Directors or to remove any one director; and (v) the requirement of supermajority shareholder approval to approve certain business combinations.

A copy of the proposed amendment to Article Fourth is attached to the Proxy Statement as Exhibit A. The foregoing description of the amendment to Article Fourth is qualified in its entirety by reference to Exhibit A.

RECOMMENDATION AND REQUIRED AFFIRMATIVE VOTE

Approval of the amendment to the Articles by the shareholders requires the affirmative vote of the holders of a majority of the votes cast (in person or by proxy) at the meeting for or against such approvals.  For the approval of the Amendment, you may vote “FOR” or “AGAINST” or abstain from voting.  If you hold your shares in your own name, are represented at the special meeting, and abstain from voting on this matter, your abstention will have the effect of a negative vote.  If you hold your shares through a broker, bank, trustee, or other nominee and you do not instruct them on how to vote on this proposal, your broker or other nominee will not have authority to vote your shares.  Broker non-votes will have no effect on the approval of this proposal.  It is expected that shares owned beneficially or controlled by the officers and directors of the Company (approximately 21.48% of the outstanding common stock) will be voted in favor of the proposed amendment to the Articles.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE AMENDMENT TO THE ARTICLES IS IN THE BEST INTERESTS OF THE COMPANY AND ALL ITS SHAREHOLDERS AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE ARTICLES.

ADVISORY VOTE ON COMPENSATION OF EXECUTIVE OFFICERS
(Item 3)

ARRA requires recipients of funds under CPP to permit a separate shareholder vote to approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the compensation discussion and analysis, the compensation tables, and any related material).  ARRA further provides that this shareholder vote shall not be binding on the board of directors of a recipient of funds under CPP, and may not be construed as overruling a decision by such board, nor to create or imply any additional fiduciary duty by such board, nor shall such vote be construed to restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation.

These ARRA provisions give you as a shareholder the right to endorse or not endorse our executive compensation through the following resolution:

“Resolved, that the shareholders approve the compensation of the Chief Executive Officer and the four other highest paid executive officers of the Company as set forth under the heading ‘COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS’ in the 2010 Proxy Statement, including the compensation discussion and analysis, the compensation tables and any related material.”

Because your vote is advisory, it will not be binding on the Board. However, the Compensation Committee will take into account the voting results when considering future executive compensation arrangements.

The Board of Directors unanimously recommends that shareholders vote FOR approval of the resolution.

OTHER MATTERS

Management at present knows of no other business to be brought before the meeting. However, if other business is properly brought before the meeting, it is the intention of the management to vote the accompanying proxies in accordance with its judgment.

PROPOSALS FOR 2011 ANNUAL MEETING

Any shareholder who wishes to present a proposal at the Company’s next Annual Meeting and who wishes to have the proposal included in the Company’s Proxy Statement and form of proxy for the meeting must submit the proposal to the undersigned at the address of the Company not later than November 12, 2010.

The accompanying Proxy is solicited by Management.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Hugh S. Potts, Jr.
Hugh S. Potts, Jr.
Chairman and Chief Executive Officer

Dated and mailed at
Cranford, New Jersey
On or about March 17, 2010

EXHIBIT “A”

ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION

Article FOURTH of the Articles of Incorporation is hereby amended by deleting in its entirety the sentences which read as follows:

FOURTH:  The aggregate number of shares which the corporation is authorized to issue is seventeen million (17,000,000), divided into three (3) classes.  The designation of each class, the number of shares of each class and the par value, if any, of each class are as follows;

Number of Shares	Class	Par Value, if Any

15,000,000	Common	$5

1,000,000	Class A Voting Preferred	No par value

1,000,000	Class B Non-Voting Preferred	No par value

The preferences and relative rights in respect of the shares of each class and the variations in the relative rights and preferences as between series of any preferred class in series are as follows:

Each share of Common Stock and of Class A voting Preferred Stock shall entitle the holder thereof to full voting rights.  Each share of Class B Non-Voting Preferred stock shall have such voting rights as may be specified in the resolution of the Board of Directors authorizing the issuance of the particular series of which such share is a part.

The holders of Class A Voting Preferred Stock and Class B Non-Voting Preferred Stock (together “preferred stock”) shall be entitled to receive dividends, subject to statutory restrictions, when and as declared by the Board of Directors.  Such dividends shall be payable at such periods as shall be fixed by the Board of Directors at the rate specified in the resolution of the Board of Directors authorizing the issuance of the particular series of preferred stock, and no more, before any dividend shall be paid or set apart for payment upon the Common Stock.

Dividends on the preferred stock shall be cumulative, so that if for any period the same shall not be paid, the right thereto shall accumulate as against the Common Stock, and all arrears so accumulated shall be paid before any dividend shall be paid upon the Common Stock.

Whenever all accumulated dividends on the outstanding preferred stock for all previous periods shall have been declared and shall have become payable, and the corporation shall have paid such accumulated dividends for such previous periods, or shall have set aside from its legally available funds a sum sufficient therefore, the Board of Directors may declare dividends on the Common Stock, payable then or thereafter out of any remaining legally available funds.

Each class of preferred stock shall be divided into and issued from time to time by resolution of the Board of Directors in one or more series, each series being so designated as to distinguish the shares thereof from the shares of all other series and classes.  All or any of the series of any such class and the variations and the relative rights and preferences as between different series may be fixed and determined by resolution of the Board of Directors, but all shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

(a)          The rate of dividend;

(b)          Whether shares may be redeemed and, if so, the redemption price and terms and conditions of redemption;

(c)          The amount payable upon shares in the event of voluntary and involuntary liquidation;

(d)          Sinking fund provisions, if any, for the redemption or purchase of shares;

(e)          The terms and conditions, if any, on which shares may be converted; and

(f)           Voting rights of shares.

And replacing such Article Fourth with the following:

FOURTH:  The aggregate number of shares which the corporation is authorized to issue is fifty-two million (52,000,000), divided into three (3) classes.  The designation of each class, the number of shares of each class and the par value, if any, of each class are as follows:

Number of Shares	Class	Par Value, if Any

50,000,000	Common	$5

1,000,000	Class A Voting Preferred	No par value

1,000,000	Class B Non-Voting Preferred	No par value

The preferences and relative rights in respect of the shares of each class and the variations in the relative rights and preferences as between series of any preferred class in series are as follows:

Each share of Common Stock and of Class A voting Preferred Stock shall entitle the holder thereof to full voting rights.  Each share of Class B Non-Voting Preferred stock shall have such voting rights as may be specified in the resolution of the Board of Directors authorizing the issuance of the particular series of which such share is a part.

The holders of Class A Voting Preferred Stock and Class B Non-Voting Preferred Stock (together “preferred stock”) shall be entitled to receive dividends, subject to statutory restrictions, when and as declared by the Board of Directors.  Such dividends shall be payable at such periods as shall be fixed by the Board of Directors at the rate specified in the resolution of the Board of Directors authorizing the issuance of the particular series of preferred stock, and no more, before any dividend shall be paid or set apart for payment upon the Common Stock.

Dividends on the preferred stock shall be cumulative, so that if for any period the same shall not be paid, the right thereto shall accumulate as against the Common Stock, and all arrears so accumulated shall be paid before any dividend shall be paid upon the Common Stock.

Whenever all accumulated dividends on the outstanding preferred stock for all previous periods shall have been declared and shall have become payable, and the corporation shall have paid such accumulated dividends for such previous periods, or shall have set aside from its legally available funds a sum sufficient therefore, the Board of Directors may declare dividends on the Common Stock, payable then or thereafter out of any remaining legally available funds.

Each class of preferred stock shall be divided into and issued from time to time by resolution of the Board of Directors in one or more series, each series being so designated as to distinguish the shares thereof from the shares of all other series and classes.  All or any of the series of any such class and the variations and the relative rights and preferences as between different series may be fixed and determined by resolution of the Board of Directors, but all shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

(a)          The rate of dividend;

(b)          Whether shares may be redeemed and, if so, the redemption price and terms and conditions of redemption;

(c)          The amount payable upon shares in the event of voluntary and involuntary liquidation;

(d)          Sinking fund provisions, if any, for the redemption or purchase of shares;

(e)          The terms and conditions, if any, on which shares may be converted; and

(f)           Voting rights of shares.

REVOCABLE PROXY

FIRST M&F CORPORATION

PROXY SOLICITED FOR ANNUAL MEETING OF SHAREHOLDERS
APRIL 14, 2010
1:30 P.M.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Charles W. Ritter, Jr., J. Marlin Ivey, Otho E. Pettit, Jr. and James I. Tims or any of them as proxy with the power to appoint his substitute and hereby authorizes him to represent the undersigned, and to vote upon all matters that may properly come before the Annual Meeting including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated herein, with full power to vote all shares of Common Stock of First M&F Corporation held of record by the undersigned on February 24, 2010, at the Annual Meeting of Shareholders to be held at the Mary Ricks Thornton Cultural Center at 204 North Huntington Street, Kosciusko, Mississippi on Wednesday, April 14, 2010 at 1:30 P.M., or any adjournment(s) thereof.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

FIRST M&F CORPORATION — ANNUAL MEETING, APRIL 14, 2010

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.cfpproxy.com/4640

You can vote in one of three ways:

1. Call **toll free 1-866-361-3799** on a Touch-Tone Phone. There is **NO CHARGE** to you for this call.

or

2. Via the Internet at **https://www.proxyvotenow.com/fmfc** and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

4640

X PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY
FIRST M&F CORPORATION

Annual Meeting of Shareholders
APRIL 14, 2010

	For	Withhold	For All Except
1. PROPOSAL to elect the four (4) identified nominees as Class II directors:	☐	☐	☐

Nominees:

(01) Michael L. Nelson (02) Hugh S. Potts, Jr.
(03) Samuel B. Potts (04) Scott M. Wiggers

The Board of Directors recommends a vote FOR all the Director nominees listed.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "For All Except" and write that nominee(s') name(s) or number(s) in the space provided below.

____

	For	Against	Abstain
2. Proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 15,000,000 shares to 50,000,000 shares.	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 2 to increase the number of authorized shares of common stock.

	For	Against	Abstain
3. Non-binding vote on a resolution to approve the compensation of the Chief Executive Officer and the named executive officers:	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 3 on executive compensation.

IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR EACH NOMINEE LISTED ABOVE, FOR THE PROPOSAL TO INCREASE THE AUTHORIZED SHARES, FOR THE RESOLUTION RELATED TO EXECUTIVE COMPENSATION, AND AT THE DISCRETION OF THE PERSONS NAMED ABOVE IN CONNECTION WITH ANY OTHER BUSINESS PROPERLY COMING BEFORE THE MEETING.

Mark here if you plan to attend the meeting ☐

Mark here for address change and note change ☐

____

____

____

Please be sure to date and sign this proxy card in the box below.

Date

Sign above

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If corporation or partnership, sign in full corporate or partnership name by authorized person.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., April 14, 2010. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone

Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., April 14, 2010:

1-866-361-3799

Vote by Internet

anytime prior to 3 a.m., April 14, 2010 go to

https://www.proxyvotenow.com/fmfc

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS: **http://www.cfpproxy.com/4640**

Your vote is important!